PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

$2,250,000.00

HRM ACQUISITION CORP.

March 30, 2011

HRM ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, “Issuer”), for value received, hereby promises to pay to UNITED PROPERTY & CASUALTY INSURANCE COMPANY, a Florida corporation, and its successors, permitted transferees and assigns (the “Holder”), on March 30, 2014 (the “Maturity Date”), subject to acceleration as provided in Section 7.2 of the Note Purchase Agreement (as defined below), by wire transfer of immediately available funds to an account designated by the Holder by written notice to the Issuer signed by the Holder, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00), or such lesser principal amount as may be outstanding under this Note on the Maturity Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The outstanding principal hereunder shall bear interest accruing from the date that such principal is provided to the Issuer at the rate of two percent (2%) per annum (the “Interest Rate”). Overdue principal and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under this Note shall bear interest from and including the due date thereof until paid, payable on demand, at a rate per annum equal to the rate which would otherwise be in effect plus three percentage points (3%) or the highest interest rate permitted by applicable law, whichever is lower (the “Default Rate”). Upon an Event of Default, the outstanding principal amount hereof shall bear interest at the Default Rate until such time as the Event of Default has been cured. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable.

This Note is one of the several Promissory Notes being issued pursuant to that certain Note Purchase Agreement dated as of March 30, 2011 (as amended and in effect, the “Note Purchase Agreement”), by and among Issuer, Holder and certain other parties identified therein; and is subject to the terms and conditions of the Note Purchase Agreement (including, specifically, and without limitation, Section 1.2), all of which are incorporated herein by reference thereto. This Note is not transferable or assignable by Holder or any transferee of Holder except in accordance with the terms and conditions of Section 5.

The Issuer agrees to issue to the Holder from time to time a replacement note or notes in the form hereof and in such denominations as the Holder may request to facilitate such transfers and assignments permitted herein. In addition, after delivery of an indemnification agreement in form and substance satisfactory to the Issuer, the Issuer also agrees to issue a replacement note if this Note has been lost, stolen, mutilated or destroyed.

1.Definitions. Any capitalized terms used in this Note, but not otherwise defined, shall have the meanings for such terms as set forth in the Note Purchase Agreement.

2.	Payment of Principal and Interest.

(a)    Principal and Interest. All outstanding principal of, and accrued and unpaid interest on, this Note shall be due and payable on the Maturity Date.

(b)    Prepayment. This Note may be prepaid by the Issuer at any time, without penalty, but only pari passu with all other Notes and only in increments in each instance as to all Notes of at least $1,000,000.

3.    Intentionally Omitted.

4.    Events of Default; Remedies. Events of Default under this Note, and remedies available thereupon, shall be governed by Section 7 of the Note Purchase Agreement.

5.    Assignment of Note. The Holder shall not have the right to assign this Note without the prior written consent of the Issuer and Majority Purchasers, not to be unreasonably withheld or delayed; provided, however, the Holder shall have the right at any time, without notice to or consent of the Issuer or the Majority Purchasers, to assign this Note to any of the Holder’s Affiliates which are “controlled” by the Holder (for purposes hereof, the term “control” means, with respect to any Affiliate of the Holder, the possession by the Holder, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise); provided further that, notwithstanding any assignment permitted pursuant to the foregoing: (a) any such assignee must be an Accredited Investor as defined under Regulation D promulgated under the Securities Act; (b) any such transaction is in accordance with appropriate securities and other laws; and (c) such assignee shall agree, in writing, to be bound by the terms and conditions of this Note as well as the other Financing Documents.

6.    Notices, etc. All notices, requests, consents and other communications required or permitted hereunder shall be made pursuant to the notice provisions of Section 6.4 of the Note Purchase Agreement.

7.    Fees and Expenses. Issuer shall pay all costs and expenses, including attorneys’ fees, incurred by the Holder in connection with the collection of this Note. Such expenditures incurred by the Holder shall bear interest at the highest rate of interest provided for herein

8.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises under any provision of this Note, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

9.    Miscellaneous. This Note shall be governed by and be construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Note shall be resolved in the applicable state or federal courts of Illinois. The Holder and Issuer consent to the jurisdiction of such courts, agree to accept service of process by mail and waive any jurisdictional or venue defenses available. The Section headings herein are for convenience only and shall not affect the construction hereof.

[balance of page intentionally left blank – signature page follows]

[signature page to Promissory Note]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first set forth above.

HRM ACQUISITION CORP. By: /s/ William A. Hickey, Jr. William A. Hickey, Jr. Its President